UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33719	20-0507047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bayshore Parkway, Suite 200, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 386-3100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 28, 2011, MAP Pharmaceuticals, Inc. (Nasdaq: MAPP) (“MAP” or the “Company”) entered into a Collaboration Agreement (the “Collaboration Agreement”) and a Co-Promotion Agreement (the “Co-Promotion Agreement,” and together with the Collaboration Agreement, the “Agreements”) with Allergan, Inc., Allergan USA, Inc. and Allergan Sales, LLC (collectively, “Allergan”). Pursuant to the terms of the Agreements, the Company has granted Allergan a co-exclusive license to market and promote LEVADEX™, the Company’s proprietary novel migraine therapy for delivery by inhalation, to neurologists and pain specialists in the United States in collaboration with the Company.

Under the Agreements, the Company retains the right to market and promote LEVADEX to other physicians within the United States and also retains all rights to LEVADEX in all other countries, subject to Allergan’s right under certain circumstances to expand the territory in which the parties will market and promote LEVADEX to neurologists and pain specialists to include Canada. The Company and Allergan will each provide sales representatives and other sales support for such marketing and promotional efforts. The Agreements specify minimum annual sales detail requirements to be provided by each party, and establish maximum annual amounts of detailing costs that each party will be obligated to incur pursuant to a commercialization plan.

The parties will collaborate in the development of LEVADEX for the treatment of migraine in adolescents 12 to 18 years of age, and for at least one other indication. The Company may develop LEVADEX for certain other indications independently of the collaboration if Allergan does not agree to develop LEVADEX for such indications pursuant to the Agreements. The Company will be responsible for manufacturing and supplying LEVADEX, and for distributing the product and booking revenues from sales of LEVADEX resulting from the parties’ collaboration.

The parties will share profits and losses resulting from the collaboration equally. The Company will be solely responsible for payment of all remaining costs of obtaining regulatory approval of LEVADEX for the treatment of acute migraine in adults, except that if the U.S. Food and Drug Administration (“FDA”) notifies the Company that additional development or manufacturing activities costing in excess of a certain threshold amount will be required for such regulatory approval, the parties will share any such excess costs. The parties generally will share equally all other costs of developing LEVADEX under the Agreements, except that neither party shall be obligated for more than a certain threshold amount in a given year, or for more than a certain threshold amount in the aggregate, for development or manufacturing costs or expenses incurred by MAP for such activities.

Under the terms of the Agreements, Allergan will pay the Company an upfront payment of $60 million. The Company may also receive up to an additional $97 million in the form of regulatory milestones, which includes milestones for acceptance of filing of the LEVADEX NDA and first commercial sale associated with the initial acute migraine indication.

The Company has agreed to indemnify Allergan against any losses incurred in connection with, among other things, any negligence, recklessness or wrongful intentional acts by MAP, any breach by MAP of the Agreements, the development and commercialization of LEVADEX actually conducted by or for MAP or its affiliates or sublicensees, allegations that the manufacture, use or commercialization of LEVADEX infringes third party intellectual property rights, or allegations that personal injury or death or property damage was caused by a defect in LEVADEX manufactured by or for MAP.

The Collaboration Agreement may be terminated (i) by Allergan, at will, after first commercial sale of LEVADEX in the United States, upon 180 days’ prior written notice, (ii) by Allergan, upon written notice to MAP, if MAP receives a complete response letter or equivalent communication from the FDA, that Allergan determines will extend potential approval beyond a certain date or requires a certain minimum level of additional investment, (iii) by MAP, upon written notice to Allergan, if Allergan commercializes a competing product in the United States (or, if the territory of the Agreements is expanded, Canada) and (iv) by MAP, upon written notice to Allergan, if Allergan challenges or opposes patent rights licensed to Allergan pursuant to the Collaboration Agreement. Additionally, either party may terminate the Collaboration Agreement in the event of an uncured material breach. The Co-Promotion Agreement will terminate upon termination of the Collaboration Agreement.

The foregoing summary is qualified in its entirety by reference to the Agreements, which will be filed as exhibits to the Company’s Current Report on Form 8-K/A. The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that it be permitted to redact certain portions of the Agreements. The omitted material will be included in the request for confidential treatment.

Item 7.01. Regulation FD Disclosure.

The information in this Item, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

In a press release issued on January 31, 2011, the Company announced that it had entered into the Agreements in a press release that is attached hereto as Exhibit 99.1.

The Company will host a conference call at 8:30 a.m. Eastern time /5:30 a.m. Pacific time on January 31, 2010, to update stockholders on the Agreement and the collaboration with Allergan for LEVADEX announced today. Callers may join the call via telephone at 877-280-7473 (domestic) or 707-287-9370 (international). Access to the live webcast will be available via the Investor Relations section of the Company’s Website at www.mappharma.com. A replay will also be available within 24 hours for at least seven days following the conference call.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2011	MAP PHARMACEUTICALS, INC.

	By:	/s/ Charlene A. Friedman
	Name:	Charlene A. Friedman
	Title:	Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED JANUARY 31, 2011

Exhibit No.	Description
99.1	Press Release dated January 31, 2011